Exhibit 99.1

ACADIA REALTY TRUST REPORTS THIRD QUARTER 2017 OPERATING RESULTS

RYE, NY (November 2, 2017) - Acadia Realty Trust (NYSE:AKR) (“Acadia” or the “Company”) today reported operating results for the quarter ended September 30, 2017. All per share amounts are on a fully-diluted basis.

Acadia operates dual platforms, comprised of a high-quality core real estate portfolio (“Core Portfolio”), which owns and operates meaningful concentrations of assets in the nation’s most dynamic urban and street-retail corridors, and a series of discretionary, institutional funds (“Funds”) that target opportunistic and value-add investments.

Please refer to the tables and notes accompanying this press release for further details on operating results and additional disclosures related to FFO and net income.

Highlights

•	Earnings: Generated earnings per share of $0.15 and funds from operations (“FFO”) per share of $0.37 for the third quarter

•	Core Portfolio Operating Results: Same-property net operating income growth was stable (0.0%) for the third quarter; reported a leased occupancy rate of 95.0% as of quarter end

•
Core Acquisition and Structured Finance Investments: The Company did not acquire any investments in the Core Portfolio during the third quarter. The Company anticipates repayments of approximately $32 million of structured finance investments during 2017, of which $12 million has been repaid through September 30th

•	Fund Acquisitions: Fund V acquired two high-yield investments during the third quarter for $70 million; year-to-date Fund acquisition volume totals $141 million

•
Fund Dispositions: Completed $53 million of Fund dispositions during the third quarter; year-to-date disposition volume totals $212 million across Funds II, III and IV, including $106 million completed during October; the Fund platform also has $29 million of dispositions under contract

•
Fund III Promote: During 2017, generated approximately $1 million (approximately $0.01 per share) of net promote income for the Company from Fund III asset sales, including $0.4 million recognized during the third quarter

•	Balance Sheet: Maintained conservative leverage levels during 2017; Acadia did not issue any equity during the third quarter

“During the third quarter, our portfolio performed in line with our expectations and we remained disciplined,” stated Kenneth F. Bernstein, President and CEO of Acadia Realty Trust. “Our core growth plan is well underway, which is laying the groundwork for long-term, above-average growth. Within our fund platform, we remain opportunistic buyers and successful sellers while continuing to execute on our existing value-add projects. Looking ahead, given our solid balance sheet and the significant capital availability within our fund platform, we are also well-positioned to opportunistically respond to opportunities that are beginning to form.”

FINANCIAL RESULTS

Net income attributable to common shareholders for the quarter ended September 30, 2017 was $13 million, or $0.15 per share inclusive of $3 million, or $0.04 per share, attributable to an aggregate gain on dispositions of Fund properties which was partially offset by our proportionate share of aggregate impairment and other charges of $2 million, or $0.03 per share, consisting primarily of transaction costs related to the sale of a Fund property. Net income attributable to common shareholders for the quarter ended September 30, 2016 was $6 million, or $0.08 per share, reflecting the negative effect of $4 million and $3 million, or $0.05 and $0.04 per share, of retirement-related and acquisition fee expenses, respectively.

Net income attributable to common shareholders for the nine months ended September 30, 2017 was $41 million or $0.48 per share inclusive of $7 million, or $0.08 per share, attributable to an aggregate gain on dispositions of Fund properties which was partially offset by our proportionate share of aggregate impairment and other charges of $2 million, or $0.03 per share, consisting primarily of transaction costs related to the sale of a Fund property. Net income attributable to common shareholders for the nine months ended September 30, 2016 was $53 million, or $0.71 per share, which included $19 million, or $0.27 per share, of gain from two Fund property dispositions.

FFO for the quarter ended September 30, 2017 was $33 million, or $0.37 per share. This compares to FFO for the quarter ended September 30, 2016 of $23 million, or $0.27 per share, which reflects the effect of $4 million and $3 million, or $0.05 and $0.04 per share, of retirement-related and acquisition fee expenses, respectively.

FFO for the nine months ended September 30, 2017 was $102 million, or $1.14 per share, which was net of $0.4 million of acquisition costs. This compares to FFO for the nine months ended September 30, 2016 of $83 million, or $1.05 per share, net of $4 million, or $0.05 per share, of acquisition fee expenses.

CORE PORTFOLIO

Core Operating Results

Consistent with forecast, same-property NOI growth in the Core Portfolio was 0.0% for the quarter ended September 30, 2017, compared to 2016, excluding redevelopment activities. The Company is revising and tightening its full year same property NOI growth from a previous range of 0.0% to 2.0% to 0.0% to 1.0%, primarily relating to a slower-than-initially-anticipated leasing velocity.

The Core Portfolio was 94.2% occupied and 95.0% leased as of September 30, 2017, compared to 95.0% occupied and 95.2% leased as of June 30, 2017. The leased rate includes space that is leased but not yet occupied.

During the quarter, the Company generated a 14.1% increase in average rents on a GAAP basis, and a 6.8% increase on a cash basis, on 15 new and renewal leases aggregating approximately 61,000 square feet.

FUND PLATFORM

Fund Acquisitions

Through September 30, 2017, the Company has completed $141 million of Fund acquisitions, including $70 million completed during third quarter 2017 as follows:

Hickory Ridge, Hickory, NC (Fund V). In July 2017, Fund V acquired a 381,000 square foot power center in Hickory, NC, 60 miles northwest of Charlotte, for $44 million. The property is 99% occupied and anchored by Kohl's, Dick's Sporting Goods, TJ Maxx and Old Navy. This investment is consistent with the Fund platform’s high-yield opportunistic strategy.

New Towne Plaza, Canton, MI (Fund V). In August 2017, Fund V acquired a 187,000 square foot suburban shopping center in Canton, MI, 30 miles west of Detroit, for $26 million. The property is 96% leased and anchored by Kohl's, Jo-Ann Fabrics, DSW and Ulta. This investment is consistent with the Fund platform’s high-yield opportunistic strategy.

Fund Dispositions

Through September 30, 2017, the Company has completed $106 million of Fund dispositions, including $53 million completed during third quarter 2017 as follows:

New Hyde Park Shopping Center, New Hyde Park, NY (Fund III). As previously discussed, in July 2017, Fund III completed the sale of New Hyde Park Shopping Center, a 32,000-square foot retail strip center in New Hyde Park, NY, for $22 million. This compares to an all-in cost basis of $18 million. During its 5.5-year hold period, the fund recaptured and re-tenanted a 16,000-square foot, below-market Annie Sez with PetSmart and Chop’t, completed a façade renovation, and executed new small-shop leases with Smashburger, European Wax Center, and Club Pilates. This sale generated a 14% IRR and 1.6x multiple on the fund’s equity investment.

216th St, New York, NY (Fund II). In September 2017, Fund II completed the sale of 216th St (4055 10th Ave), a newly-built, single-tenant office building in the Inwood section of northern Manhattan, for $31 million.This compares to an all-in cost basis of $28 million. During its 11.8-year hold period, the fund created steady, long-term cash flows by redeveloping this site and executing a long-term lease with a New York City agency. The property also has a rooftop parking lot. This sale generated a 15% IRR and 3.3x multiple on the fund’s equity investment.

In October 2017, the Company completed $106 million of Fund dispositions as follows:

7 Dekalb (City Point Residential Tower 1), Brooklyn, NY (Fund II). In October 2017, Fund II, in partnership with Washington Square Partners and BFC Partners, completed the sale of 7 Dekalb (City Point’s Residential Tower 1) in Brooklyn, NY for $96 million to the Brodsky Organization. 7 Dekalb has 23 stories and 250 apartments, of which 200 are affordable units for low-income and middle-income tenants. At exit, the property was fully leased. In mid-2010, Fund II and Washington Square Partners (collectively, the “City Point JV”) opportunistically acquired all of City Point’s residential component, totaling 1.1 million square feet of development rights. 7 Dekalb is the last of three towers sold by the City Point JV.

Broughton St Collection (4* of 23 properties), Savannah, GA (Fund IV). In October 2017, Fund IV completed the sale of four properties in its Broughton St Collection in Savannah, GA for $10 million. The total Broughton St Collection contains 23 properties and approximately 200,000 square feet of retail, residential, and office space. The four sold properties total 17,000 square feet and are 100% occupied; Vineyard Vines, L’Occitane, and Savannah Taphouse are the key retail tenants.
*301 W Broughton St, 103 W Broughton St, 101 W Broughton St and 125 E Broughton St

Acadia does not report return metrics for partial sales of its investments.

The Fund platform also has $29 million of dispositions under contract (the “Pending Disposition Amount”). As the Pending Disposition Amount is subject to customary closing conditions, no assurance can be given that the Company will successfully close on the Pending Disposition Amount.

Fund Promote

During the nine months ended September 30, 2017, the Company generated $1.0 million ($0.01 per share) of net promote income from Fund III including $0.4 million recognized during the third quarter.

BALANCE SHEET

The Company did not issue any equity during 2017.

GUIDANCE

The Company is tightening its full year 2017 guidance for FFO per share from a previous range of $1.44 to $1.54 to a revised range of $1.45 to $1.49, primarily to reflect the reduced acquisition volumes in its core and fund businesses, as well as projected early repayments of structured finance investments. Similarly, it is revising its full-year earnings per share guidance from a range of $0.58 to $0.63 to a revised range of $0.50 to $0.55. The guidance is before any acquisition-related costs, and gains/losses on sale or impairment of depreciated and non-operating properties.

CONFERENCE CALL

Management will conduct a conference call on Friday, November 3, 2017 at 11:00 AM ET to review the Company’s earnings and operating results. Dial-in and webcast information is listed below.

Live Conference Call:
Date:            Friday, November 3, 2017
Time:            11:00 AM ET
Dial#:            844-309-6711
Passcode:        “Acadia Realty” or “91096166”
Webcast (Listen-only):    www.acadiarealty.com under Investors, Presentations & Events

Phone Replay:
Dial#:            855-859-2056
Passcode:        “91096166”
Available Through:    Friday, November 10, 2017

Webcast Replay:    www.acadiarealty.com under Investors, Presentations & Events

About Acadia Realty Trust

Acadia Realty Trust is an equity real estate investment trust focused on delivering long-term, profitable growth via its dual - Core and Fund - operating platforms and its disciplined, location-driven investment strategy. Acadia Realty Trust is accomplishing this goal by building a best-in-class core real estate portfolio with meaningful concentrations of assets in the nation’s most dynamic urban and street-retail corridors; making profitable opportunistic and value-add investments through its series of discretionary, institutional funds; and maintaining a strong balance sheet. For further information, please visit www.acadiarealty.com.

Safe Harbor Statement

Certain matters in this press release may constitute forward-looking statements within the meaning of federal securities law and as such may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performances or achievements of Acadia to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. These forward-looking statements include statements regarding Acadia’s future financial results and its ability to capitalize on potential investment opportunities. Factors that could cause the Company’s forward-looking statements to differ from its future results include, but are not limited to, those discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual report on Form 10-K filed with the SEC on February 24, 2017 (“Form 10-K”) and other periodic reports filed with the SEC, including risks related to: (i) political and economic uncertainty; (ii) the Company’s reliance on revenues derived from major tenants; (iii) the Company’s limited control over joint venture investments; (iv) the Company’s partnership structure; (v) real estate and the geographic concentration of the Company’s properties; (vi) market interest rates; (vii) leverage; (viii) liability for environmental matters; (ix) the Company’s growth strategy; (x) the Company’s status as a REIT; (xi) uninsured losses; (xii) information technology security threats and (xiii) the loss of key executives. Copies of the Form 10-K and the other periodic reports Acadia files with the SEC are available on the Company’s website at www.acadiarealty.com. Any forward-looking statements in this press release speak only as of the date hereof. Acadia expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Acadia’s expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.

ACADIA REALTY TRUST AND SUBSIDIARIES

Consolidated Statements of Operations (a)
(dollars and Common Shares in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues
Rental income	$51,707	$35,710	$148,760	$109,486
Expense reimbursements	9,957	7,192	32,347	22,920
Other	1,014	953	3,074	3,412
Total revenues	62,678	43,855	184,181	135,818
Operating expenses
Depreciation and amortization	26,652	15,217	77,245	46,744
General and administrative	7,953	12,869	25,286	30,742
Real estate taxes	8,822	6,195	27,462	18,000
Property operating	9,417	5,055	26,978	15,697
Other operating	250	3,265	987	4,094
Impairment of an asset	3,840	—	3,840	—
Total operating expenses	56,934	42,601	161,798	115,277

Operating income	5,744	1,254	22,383	20,541

Equity in earnings (losses) and gains (losses) of unconsolidated affiliates inclusive of gains (losses) on disposition of properties of $0, ($726), $14,771 and ($726), respectively	4,001	(102)	21,044	3,592
Interest income	6,461	7,245	23,648	19,298
Interest expense	(15,428)	(7,982)	(39,666)	(24,917)
Income from continuing operations before income taxes	778	415	27,409	18,514
Income tax provision	(465)	(89)	(1,017)	(123)
Income from continuing operations before gain on disposition of properties	313	326	26,392	18,391
Gain on disposition of properties, net of tax	12,972	—	12,972	81,965
Net income	13,285	326	39,364	100,356
Net loss (income) attributable to noncontrolling interests	(418)	5,786	1,194	(47,401)
Net income attributable to Acadia	$12,867	$6,112	$40,558	$52,955

Less: net income attributable to participating securities	(135)	(58)	(488)	(617)
Net income attributable to Common Shareholders - basic	$12,732	$6,054	$40,070	$52,338

Weighted average shares for diluted earnings per share	83,700	78,621	83,669	74,133

Net Earnings per share - basic and diluted (b)	$0.15	$0.08	$0.48	$0.71

ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Net Income to Funds From Operations (a, c)
(dollars and Common Shares and Units in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Net income attributable to Acadia	$12,867	$6,112	$40,558	$52,955

Depreciation of real estate and amortization of leasing costs (net of noncontrolling interests' share)	20,309	16,340	62,935	45,780

Gain on sale (net of noncontrolling interests’ share)	(2,294)	—	(5,789)	(19,257)
Income attributable to Common OP Unit holders	758	370	2,400	3,334
Impairment of an asset (net of noncontrolling interests’ share)	1,088	—	1,088	—
Distributions - Preferred OP Units	138	6	415	417
Funds from operations attributable to Common Shareholders and Common OP Unit holders	$32,866	$22,828	$101,607	$83,229

Funds From Operations per Share - Diluted
Weighted average number of Common Shares and Common OP Units (d)	89,000	83,163	88,999	79,138
Diluted Funds from operations, per Common Share and Common OP Unit	$0.37	$0.27	$1.14	$1.05

ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Operating Income to Net Property Operating Income (“NOI”) (a)
(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Consolidated Operating Income	$5,744	$1,254	$22,383	$20,541
Add back:
General and administrative	7,953	12,869	25,286	30,742
Depreciation and amortization	26,652	15,217	77,245	46,744
Impairment of an asset	3,840	—	3,840	—
Less:
Above/below market rent, straight-line rent and other adjustments	(4,728)	—	(14,671)	(5,900)
Consolidated NOI	39,461	29,340	114,083	92,127

Noncontrolling interest in consolidated NOI	(8,877)	(3,400)	(22,462)	(15,600)
Less: Operating Partnership's interest in Fund NOI included above	(2,569)	(900)	(6,545)	(3,400)
Add: Operating Partnership's share of unconsolidated joint ventures NOI (e)	4,728	4,764	14,415	11,818
NOI - Core Portfolio	$32,743	$29,804	$99,491	$84,945

ACADIA REALTY TRUST AND SUBSIDIARIES

Consolidated Balance Sheets (a)
(dollars in thousands)

	As of
	September 30, 2017	December 31, 2016
ASSETS
Investments in real estate, at cost
Land	$659,547	$693,252
Buildings and improvements	2,484,397	2,048,508
Construction in progress	22,052	19,789
Properties under capital lease	76,965	76,965
	3,242,961	2,838,514
Less: accumulated depreciation	(337,961)	(287,066)
Operating real estate, net	2,905,000	2,551,448
Real estate under development, at cost	237,434	543,486
Net investments in real estate	3,142,434	3,094,934
Notes receivable, net	250,194	276,163
Investments in and advances to unconsolidated affiliates	270,245	272,028
Other assets, net	213,018	192,786
Cash and cash equivalents	48,255	71,805
Rents receivable, net	53,479	43,842
Restricted cash	19,473	22,904
Assets of properties held for sale	95,859	21,498
Total assets	$4,092,957	$3,995,960

LIABILITIES
Mortgage and other notes payable, net	$1,045,877	$1,055,728
Unsecured notes payable, net	497,970	432,990
Unsecured line of credit	59,000	—
Accounts payable and other liabilities	211,206	208,672
Capital lease obligation	70,498	70,129
Dividends and distributions payable	23,350	36,625
Distributions in excess of income from, and investments in, unconsolidated affiliates	15,262	13,691
Total liabilities	1,923,163	1,817,835
Commitments and contingencies
EQUITY
Acadia Shareholders' Equity
Common shares, $0.001 par value, authorized 200,000,000 and 100,000,000 shares, issued and outstanding 83,680,337 and 83,597,741 shares, respectively	84	84
Additional paid-in capital	1,594,332	1,594,926
Accumulated other comprehensive loss	(553)	(798)
Distributions in excess of accumulated earnings	(30,325)	(5,635)
Total Acadia shareholders’ equity	1,563,538	1,588,577
Noncontrolling interests	606,256	589,548
Total equity	2,169,794	2,178,125
Total liabilities and equity	$4,092,957	$3,995,960

ACADIA REALTY TRUST AND SUBSIDIARIES

Notes to Financial Highlights:

(a)
For additional information and analysis concerning the Company’s results of operations, reference is made to the Company’s Quarterly Supplemental Disclosure furnished on Form 8-K to the SEC and included on the Company’s website at www.acadiarealty.com.

(b)
Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue Common Shares were exercised or converted into Common Shares. The effect of the conversion of Common OP Units is not reflected in the above table as they are exchangeable for Common Shares on a one-for-one basis. The income allocable to such units is allocated on the same basis and reflected as noncontrolling interests in the consolidated financial statements. As such, the assumed conversion of these units would have no net impact on the determination of diluted earnings per share.

(c)
The Company considers funds from operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and net property operating income (“NOI”) to be appropriate supplemental disclosures of operating performance for an equity REIT due to their widespread acceptance and use within the REIT and analyst communities. FFO and NOI are presented to assist investors in analyzing the performance of the Company. They are helpful as they exclude various items included in net income that are not indicative of the operating performance, such as gains (losses) from sales of depreciated property, depreciation and amortization, and impairment of depreciable real estate. In addition, NOI excludes interest expense. The Company’s method of calculating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent cash generated from operations as defined by generally accepted accounting principles (“GAAP”) and is not indicative of cash available to fund all cash needs, including distributions. It should not be considered as an alternative to net income for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity. Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated property, plus depreciation and amortization, impairment of depreciable real estate, and after adjustments for unconsolidated partnerships and joint ventures.

(d)
In addition to the weighted-average Common Shares outstanding, basic and diluted FFO also assume full conversion of a weighted-average 4,737 thousand and 4,343 thousand OP Units into Common Shares for the quarters ended September 30, 2017 and 2016 and 4,749 thousand and 4,422 thousand OP Units into Common Shares for the nine months ended September 30, 2017 and 2016, respectively. Diluted FFO also includes: (i) the assumed conversion of Preferred OP Units into 512 thousand and 25 thousand Common Shares for the quarters ended September 30, 2017 and 2016 and 507 thousand and 428 thousand Common Shares for the nine months ended September 30, 2017 and 2016, respectively; and (ii) the effect of 51 thousand and 346 thousand employee share options, restricted share units and LTIP units for the quarters ended September 30, 2017 and 2016 and 77 thousand and 239 thousand for the nine months ended September 30, 2017 and 2016, respectively.

(e)
The Pro-rata portion share of NOI is based upon our stated ownership percentages in each operating agreement. Does not include the Operating Partnership's share of NOI from unconsolidated joint ventures within the Funds